Exhibit 21
AMGEN INC.

The following is a list of subsidiaries of the Company as of December 31, 2023, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

SUBSIDIARY (Name under which subsidiary does business)	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Amgen (Europe) GmbH	Switzerland
Amgen Australia Pty Ltd	Australia
Amgen Canada Inc.	Canada
Amgen Fremont Inc.	Delaware
Amgen Global Finance B.V.	Netherlands
Amgen Global Manufacturing Ltd.	United Kingdom
Amgen Global Technology Unlimited Company	United Kingdom
Amgen GmbH Germany	Germany
Amgen Ilaç Ticaret Limited Şirketi	Turkey
Amgen International Holdings Inc.	Delaware
Amgen K-A, Inc.	Delaware
Amgen K.K.	Japan
Amgen Manufacturing, Limited	Bermuda
Amgen Rare Disease Holdings Inc.	Delaware
Amgen Research (Munich) GmbH	Germany
Amgen S.A.S.	France
Amgen S.p.A.	Italy
Amgen SF, LLC	Delaware
Amgen Singapore Holding Pte Ltd	Singapore
Amgen Singapore Manufacturing Pte. Ltd.	Singapore
Amgen Technology (Ireland) Unlimited Company	Ireland
Amgen Technology, Limited	Bermuda
Amgen USA Inc.	Delaware
Amgen Worldwide Holdings B.V.	Netherlands
Amgen, S.A.	Spain
BioVex Limited	United Kingdom
BioVex, Inc.	Delaware
ChemoCentryx, Inc.	Delaware
Five Prime Therapeutics Inc.	Delaware
Horizon Therapeutics Capital Limited	Ireland
Horizon Therapeutics Finance Limited	Ireland
Horizon Therapeutics Finance Sarl	Luxembourg
Horizon Therapeutics Holdings Limited	Ireland
Horizon Therapeutics Ireland DAC	Ireland
Horizon Therapeutics Limited	Ireland
Horizon Therapeutics Treasury DAC	Ireland
Horizon Therapeutics U.S. Holding LLC	Delaware
Horizon Therapeutics USA, Inc.	Delaware
HZNP Finance Limited	Ireland
Immunex Corporation	Washington
Onyx Pharmaceuticals, Inc.	Delaware

Exhibit 21

SUBSIDIARY (Name under which subsidiary does business)	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Onyx Therapeutics, Inc.	Delaware
Pillartree Limited	Ireland
Saga Investments Coöperatief U.A.	Netherlands
TeneoBio, Inc.	Delaware
TeneoThree, Inc.	Delaware
Viela Bio, Inc.	Delaware